UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 24, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

    a.        On December 24, 2008 we entered into a Secured Promissory Note (the “Note”) for $220,000 with Casco Credit (the “Lender”), a Belize corporation. The Note is payable in full, with interest at 12% per annum, on March 24, 2009. Interest in the event of default is set at 5% per month. The Lender charged a loan processing and origination fee of $20,000. We gave the Lender a security position in the Gold Bar mill located approximately 25 miles northwest of Eureka, Nevada. We cannot project with certainty that our current level of operations will provide sufficient funds to repay the Loan when due, and (as described below), we cannot offer any assurance that sufficient funds will be available to pay the Loan when it is due.

        We received the funds from the Lender (a net of $200,000) on December 26, 2008, and used the funds approximately as follows:

o	We used some of the proceeds from this Note to satisfy an existing Secured Promissory Note in the face amount of $70,000, plus accrued interest, that was being secured by the Gold Bar mill. The previous lender released its security position on the Gold Bar mill.

o	We used additional amounts to pay $22,000 arrangement fee to Livstar (discussed in paragraph (b), below), which amount Livstar reinvested in Golden Eagle by purchasing 27,500,000 shares of restricted common stock as discussed below (see Item 3.02).

o	We used approximately $100,000 to pay certain other existing liabilities.

o	In the Note we also agreed to use some of the proceeds of the loan to close an installment purchase transaction that has been pending for some time for the acquisition of the 40-acre tract of land underlying the Gold Bar mill and record the Lender’s security interest in that real property as well, in an amount of $220,000, plus accrued interest.

o	We retained the balance (approximately $30,000, including the $22,000 reinvested by Livstar) for working capital.

        We anticipate that the funds, together with our operating proceeds from our previously announced agreement with Queenstake Resources, Inc. (see Part II, Item 5 of our Form 10-Q for the quarter ended September 30, 2008), as well as a continuing deferral of certain ongoing operating expenses will provide us sufficient working capital to permit continuing operations through at most the first quarter of calendar year 2009. It is likely that we will need additional funds in the near future if we expand our operations at the Jerritt Canyon site, although these expenditures are intended to be covered by Queenstake and an anticipated loan to be received from Queenstake. To the extent that we need any additional funds to repay the Loan when due, for our U.S. operations or any operations that we may conduct in Bolivia, we cannot provide any assurance that the additional funds will be available on reasonable terms, if at all. Our financial statements have a “going concern” statement, and we anticipate that this issue will continue until, if ever, we are adequately financed or our revenues increase sufficiently to support our operations and capital expenditures.

    b.        On December 12, 2008 we entered into an Agreement (the “Agreement”) with Livstar Management Services, Inc. (“Livstar”) to arrange for an operating loan for us. Although we entered into this Agreement on December 12, 2008, we did not incur any financial commitment and consequently the Agreement did not become material until December 26, 2008 when we received the funds from Casco as described above. The Agreement calls for an arrangement fee for Livstar in the amount of 10% of the face value of any loan that Livstar arranged for us which we paid to Livstar from the proceeds received from the Casco loan.

        The Agreement also committed Livstar, an accredited investor, to invest its arrangement fee in the purchase of our common restricted shares so that we could have available to us the entire loan, less the loan processing and origination fee charged by the Lender. Livstar completed this investment on December 26, 2008 at $.0008 per share (50% of the closing price of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”) that date) as described below in Item 3.02.

    c.        On December 29, 2008 our board of directors voted to approve a Certificate of Designation of the Preferences and Rights of Series C Contingent Convertible Preferred Stock (“Certificate of Designation”). That Certificate of Designation (which is an amendment to our articles of incorporation) is attached as Exhibit to this Current Report. This act by our board designated one Series C contingent convertible preferred share out of our 10 million preferred shares authorized in our Articles of Incorporation. The Certificate of Designation made each share of Series C Contingent Convertible Preferred Stock (the “Series C Preferred”) convertible to 487,746,250 of our common shares. The conversion may only occur following the occurrence of a “Conversion Event” as defined in the Certificate of Designation. A Conversion Event will occur upon additional common shares being available after the authorization by our shareholders of an increase in our number of common shares or the reorganization of our common stock through a reverse split. Each share of Series C Preferred votes with the common stock, and is entitled to as many votes as the shares of common stock into which the Series C Preferred is convertible, assuming that a Conversion Event has occurred. The Series C Preferred is entitled to dividends and distributions upon liquidation as though it were fully converted to common stock. We will make a recommendation to our shareholders at our next shareholders’ meeting.

        Currently, we have two prior classes of preferred stock authorized: In March 2005, we authorized 3,500,000 shares of our Series A Convertible Preferred Stock, none of which are currently issued or outstanding; and in December 2006 we authorized 4,500,000 shares of our Series B Contingent Convertible Preferred Stock, of which there are currently 113,334 shares currently issued and outstanding.

    d.        On December 29, 2008 we received from Golden Eagle Mineral Holdings, Inc. (“GEMH”) the tender of, and our board of directors approved the receipt by us into treasury of, 487,746,250 shares of our common stock owned by GEMH in exchange for one share of our Series C contingent convertible preferred stock.

        This exchange, together with the issuance of 27,500,000 shares to Livstar, results in the total number of our issued and outstanding shares being 1,522,027,183 out of the total authorized common stock of 2,000,000,000.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

      None.

Item 2.02 Results of Operations and Financial Condition

      None.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance SheetArrangement of a Registrant

        On December 24, 2008, Golden Eagle entered into a secured promissory note, payable with interest on or before March 24, 2009, in the total amount of $220,000, as described in Item 1.01, above.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an ObligationUnder and Off-Balance Sheet Arrangement

      None

Item 2.05 Costs Associated with Exit or Disposal Activities

      None

Item 2.06 Material Impairments

      None.

Section 3 — Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      None

Item 3.02 Unregistered Sales of Equity Securities

        On December 29, 2008 we issued one share of our Series C contingent convertible preferred stock (“Series C Preferred”) to one accredited investor in exchange for its surrender for cancellation of 487,746,250 shares of our common stock.

        On December 26, 2008 one accredited investor purchased 27,500,000 shares of our common stock for $22,000.

        The following sets forth the information required by Item 701 in connection with these transactions:

(a)        The transactions were completed when:

(i)	one accredited investor exchanged 487,746,250 shares of our common stock for one restricted share of our Series C Preferred on December 29, 2008;

(ii)	one accredited investor purchased 27,500,000 shares of our restricted common stock for $22,000 on December 26, 2008

(b)        There were no placement agents or underwriters for the transactions.

(c)        The total offering price in each transaction was:

(i)	We did not receive any cash as a result of the exchange of the common stock for the Series C Preferred described in transaction (a)(i) above. The consideration received consisted of 487,746,250 shares of common stock which had a value (as determined by our board of directors) at the time of the exchange of $731,619.37;

(ii)	$22,000 cash was received in transaction (a)(ii) above.

        No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.   (e)        Our Series C Preferred is convertible for common shares of our stock at the conversion ratio of 487,746,250 shares of common stock for each share of Series C Preferred.  We have no registration obligation with respect to the share of Series C Preferred issued or with respect to the 27,500,000 shares of restricted common stock described in (a)(ii), above.

(f)         No cash was received as a result of the issuance of the Series C Preferred described in (a)(i) above. We will use the proceeds received from the sale of the common stock (described in (a)(ii), above) for general corporate purposes.

Item 3.03 Material Modification to Rights of Security Holders

      None

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

      None

         Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed
Interim Review

      None.

Section 5 — Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

      None

         Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers

      None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        The Company amended its articles of incorporation on December 29, 2008, by filing its Certificate of Designation of the Preferences and Rights of Series C Contingent Convertible Preferred Stock. This is further described in Item 1.01, above.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

      None

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      None

Section 6 — [Reserved]

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

      None.

Section 8 — Other Events

Item 8.01 Other Events

      None.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

3.1(i) Certificate of Designation of the Preferences and Rights of Series C Contingent Convertible Preferred Stock.

10.1 Secured Promissory Note with Casco Credit

10.2 Agreement with Livstar Management Services, Inc.

10.3 Livstar Management Services, Inc. Subscription Agreement

10.4 Common Stock Tender Letter from Golden Eagle Mineral Holding, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of December, 2008.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer